UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2019

Top Image Systems Ltd.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 001-14552

Israel (State of Incorporation or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Mixer House, Rokach Blvd 101, Tel Aviv, Israel (Address of Principal Executive Offices)	6153101 (Zip Code)

Registrant's Telephone Number, including area code: 972-3-7679100
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by Top Image Systems Ltd. (the "Company") on January 3, 2019, Osnat Segev-Harel, one of its independent directors, resigned. Ms. Segev-Harel's resignation reduced the number of directors currently serving on the audit committee of the Company's Board of Directors to two, rendering the Company noncompliant with Rule 5605(c)(2) of the listing rules of The NASDAQ Stock Market LLC ("Nasdaq"), which requires that the audit committee of a Nasdaq-listed company have at least three members, each meeting independence and certain other criteria.

On January 28, 2019, the Company received a written notice (the "Nasdaq Notice") from Nasdaq stating that the Company is no longer in compliance with Rule 5605, and that, in accordance with the cure period provided for in Rule 5605(c)(4), the Company has until (i) the earlier of its next annual shareholders' meeting or January 3, 2020, or (ii) if the next annual shareholders' meeting is held before July 2, 2019, then no later than July 2, 2019, to regain compliance with Rule 5605.

On January 28, 2019, the Company received a separate additional written notice from Nasdaq (the "Second Nasdaq Notice") stating that the Company is not in compliance with Nasdaq Listing Rule 5620(a) due to its failure to hold an annual meeting of shareholders within twelve months of the Company's prior fiscal year end.

As set forth in the Second Nasdaq Notice, under Nasdaq Listing Rules, the Company has until March 14, 2019 to submit a plan to regain compliance. If the Company's plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the Company's most recent fiscal year end, or July 1, 2019, to regain compliance.

The Second Nasdaq Notice has no immediate effect on the listing of the Company's ordinary shares. The Company intends to submit a plan to regain compliance with Rule 5620(a) to Nasdaq promptly for its approval and to take other action to become compliant with Rule 5605 in a timely manner. There can be no assurance that the Company will be able to regain compliance with the Nasdaq requirements or will otherwise be in compliance with other Nasdaq listing criteria.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOP IMAGE SYSTEMS LTD.

By:	/s/ Brendan Reidy
Name: Brendan Reidy
Title: Chief Executive Officer

Dated: February 1, 2019

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